EXHIBIT 99.2

 3240 HILLVIEW AVENUE, PALO ALTO, CA 94304-1297 (650) 494-2900 NEWS RELEASE


                                                                   Contacts:

                                                Investors - Patrick Fossenier
                                                               (650) 813-5353

                                                            Media - Jim Allen
                                                               (650) 813-5335


        JENNIFER ROSENFELD PILEGGI NAMED CNF SVP AND GENERAL COUNSEL

PALO ALTO, Calif. - Dec. 14, 2004 - Jennifer Rosenfeld Pileggi has been named

Senior Vice President, General Counsel and Corporate Secretary of CNF Inc.

(NYSE:CNF),  it was announced today.

     Ms. Pileggi, whose appointment becomes effective on Dec. 28, succeeds

Eberhard G.H. Schmoller, who is retiring after 30 years with the company, the last 11 of which were as senior vice president and general counsel.

     "Jennifer Pileggi is a talented lawyer with a great understanding of the company and deep respect for integrity and the law," said W. Keith Kennedy,

chairman of the Board of Directors and interim Chief Executive Officer, in announcing Ms. Pileggi's new position. "We are pleased to promote Jennifer as the company's top legal officer."

     "On behalf of all CNF employees, the Board wishes Eb the very best in his retirement after serving the company with distinction,'' Kennedy said.

     As the company's top attorney, Ms. Pileggi will manage the company's legal staff and will be responsible for securities law and corporate governance compliance, financial transactions and general corporate matters.

     Ms. Pileggi, 40, is a graduate of Yale University, where she earned a degree in art history and New York University School of Law, where she achieved a juris doctorate degree.

     Ms. Pileggi joined CNF's subsidiary Menlo Logistics in 1996 as corporate counsel and was promoted to vice president in 1999. She was promoted to vice president and corporate counsel of Menlo Worldwide, also a subsidiary of CNF,

in 2003. Prior to that, she was an associate attorney with the San Francisco law firms of Marron, Reid & Sheehy and Heller, Ehrman, White & McAuliffe.

     CNF Inc. is a $5.1 billion management company of global supply chain services with businesses in regional trucking, air freight, ocean freight,

customs brokerage, global logistics management and trailer manufacturing.



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